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                             EMPLOYMENT AGREEMENT

                                      of

                              DENNIS C. POULSEN


                  THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into this 19th day of November, 1996, by and between RH Mortuary Corporation f/k/a Roses, Inc., a California corporation ("Company"), and Dennis C. Poulsen ("Executive").

                                   RECITALS

                  WHEREAS, there has been a change of ownership and control of the Company pursuant to that certain Agreement and Plan of Merger dated as of September 19, 1996, as amended ("Agreement and Plan of Merger"), by and among Roses, Inc., the Stockholders of Roses, Inc. and RH Mortuary Corporation, a Delaware corporation, as assignee of all right, title and interest of Rose Hills Acquisition Corp. f/k/a Tudor Acquisition Corp. under the Agreement and Plan of Merger; and

                  WHEREAS, the company desires to assure the retention of the services of the Executive for the purpose of assisting in the management of Rose Hills Mortuary and Rose Hills Cemetery.

                 NOW THEREFORE, in consideration of the mutual promises, covenants and agreements hereinafter set forth, the parties agree as follows:



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                  A.       Employment - Capacity and Term.

                           (1)      Capacity.  Company hereby employs Executive
and Executive hereby accepts employment as Chairman of the Board of Directors of the Company.

                           (2)       Term.  The term of employment pursuant to
this Agreement shall commence on the date hereof and shall end on December 31, 1997.

                  B. Performance. During the term of this Agreement, Executive covenants and agrees to serve in the capacity specified above, and shall do and perform any and all services, acts or things necessary to properly carry out those duties and responsibilities reasonably delegated to him from time to time by the Board of Directors of the Company.


                           During the term of this Agreement, it is
contemplated that Executive shall serve as the Chairman of the board of the Los Angeles Chamber of Commerce. Such service is deemed consistent with and in fulfillment of the duties hereunder. Executive may apply the services of his secretary and other support staff to assist him in fulfilling such duties. In addition, Executive may be permitted to apply up to $40,000 of Company funds during 1997 in connection with the fulfillment of such Chamber duties.

                  C.       Compensation and Other Benefits.

                           (1)       Annual Salary.  As compensation for
Executive's services hereunder, Executive shall receive an annual salary of $420,000 payable in accordance with the Company's

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regular payroll practices for senior executives, subject to applicable withholding.

                           (2)      Benefits.  During the term hereof, Executive
shall be entitled to at least six (6) weeks vacation per annum at full salary, and he (and his dependents where applicable) shall be entitled to the benefits available under the Company's medical, dental, group life insurance, short term and long term disability insurance, sick benefits, holiday benefits, and such other employee benefit programs as shall be maintained by the Company, all of which shall be substantially similar to those in effect prior to the Effective Time as that term is defined in the Agreement and Plan of Merger. The Company agrees to provide to Executive a supplemental retirement benefit plan under the assumed Rose Hills Mortuary, L.P. Supplemental Employee Retirement Plan (guaranteed by The Loewen Group Inc.) and the use of an automobile for business purposes and the replacement thereof from time to time consistent with the practice of the Company with respect to its senior executives.

                           Regarding secretarial and administrative
assistance, during the term of this Agreement Executive will be permitted to use the full time services of Ophelia Camero. Thereafter, for a period of 12 months, the Company will make available to Executive such secretarial and administrative assistance as he shall reasonably require for which Executive will reimburse the Company.

                 From the commencement of this Agreement through December 31, 1997, Executive will be permitted to use his current

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office space. Thereafter, as called upon by the Company to engage in support activity, Executive will be provided with guest office space.

                           (3)      Business Expenses.  All reasonable business
related expenses incurred by Executive in the performance of Executive's duties under this Agreement shall be reimbursed by the Company. Such business related expenses include, but are not limited to, travel expenses, professional mortuary and cemetery industry related expenses, civic related expenses, professional dues and memberships, business related club dues and expenses and such other business entertainment and promotion expenses that arise in the performance of Executive's duties and responsibilities.

                  D. Non-Competition/Unfair Competition. The Executive acknowledges that in accordance with the terms of the Agreement and Plan of Merger he has entered into a Non-Competition Agreement with the Company contemporaneously herewith and that the terms thereof are incorporated herein by this reference. Notwithstanding the Non-Competition Agreement, Executive may be permitted to engage in reasonable "outside activities" including, without limitation, the following: (a) service as a member of the Board of Directors of a mutual fund, Payden & Rygel; service as a member of the Advisory Board of Gerald J. Sullivan & Associates; service as a Member on the Board of Orthopaedic Hospital of Los Angeles; service as a Member on the Board of Whittier College; and service as a Member on other non-profit boards, associations and councils. Executive's service as a

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Member and Chairman of the Board of the Los Angeles Chamber of Commerce also will be deemed to be consistent with the fulfillment of his duties hereunder.

                  E.       Termination Provisions.

                           (1)       Termination by the Company.

                  The Company may terminate Executive's employment at any time for any reason:

                                    (a)     Upon an affirmative vote of at least
fifty (50%) percent of the Board of Directors of the Company, this Agreement may be terminated for Cause (as defined below). For purposes of this Agreement, "Cause" shall mean: (i) stealing the Company's property or monies; (ii) commission of a felony; (iii) continued wilful insubordination; or (iv) a material breach of material duties under this agreement; provided, however, that before Executive may be terminated for Cause by virtue of subparagraph E(1)(a)(iv), the Company shall provide to him written notice describing the actions or omissions giving rise to such alleged breach with reasonable particularity and giving Executive thirty (30) days in which to demonstrate to the Company's reasonable satisfaction that he is able to perform in the manner set forth in this Agreement.


                                    (b)     Except as otherwise provided herein,
this Agreement shall terminate as of the date of death of Executive.

                 In the event of termination for cause which can not be cured, salary and benefit payments will be terminated upon such termination.

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                           (2)      Termination by Executive.  This Agreement
may be terminated by Executive if the Company fails to cure a material breach of its material duties under this Agreement within sixty (60) days of its receipt of written notice of such alleged breach from Executive. Except for the foregoing, Executive may terminate this Agreement only upon ninety (90) days' advance written notice.

                           (3)      Permanent Disability.  If the Executive
becomes totally and permanently disabled (as defined in the Company's Long-Term Disability Benefit Plan applicable to senior executive officers as in effect on the date hereof), the Company or Executive may terminate Executive's employment on written notice thereof and Executive shall receive or commence receiving, as soon as practicable; (i) amounts payable pursuant to the terms of a disability insurance policy or similar arrangement which the Company maintains during the term hereof, and (ii) a cash lump sum payment in respect of accrued but unused vacation days and to compensation earned but not yet paid, and (iii) such payments under applicable plans or programs, including but not limited to pursuant to the terms of such plans or programs.

                           (4)       No Mitigation. In the event of a breach of
this Agreement by the Company, Executive shall have no duty or obligation to mitigate damages. Any income and any other employment benefits received by Executive before or after the breach, expiration or termination of this Agreement shall in no way reduce or otherwise affect the Company's obligation to make

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payments and afford benefits hereunder or the Company's liability for damages by virtue of any breach hereof.

                  F.       Miscellaneous Provisions.

                           (1)      Notices.  All notices, requests, demands and
other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or sent by prepaid telegram or telecopy ("fax") or first class mail, postage prepaid, registered or certified, as follows:

                  If to Executive:          2053 Vallecito Drive
                                            Hacienda Heights, CA 91745

                  If to the Company:        3888 South Workman Mill Road
                                            Whittier, CA  90601
                                            Fax No.: (310) 692-1412
                                            Attention: Chief Executive Officer


                  Either party may change the address to which such communications are to be delivered by giving written notice to the other party. Any notice personally given shall be deemed received upon delivery to the address designated; any notice by mail as provided in this paragraph shall be deemed given on the third business day following such mailing; and any notice given by telegram or fax as provided herein shall be deemed delivered the business day following the delivery of such notice to the telegraph company for transmission or placing such notice onto a compatible fax machine with that of the party to receive notice.

                           (2)      Entire Agreement.  This Agreement supersedes
any and all other agreements, either oral or in writing, between the parties hereto or their predecessors relating to Executive's employment. This Agreement contains all of the terms and

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conditions agreed upon by the parties hereto with reference to the subject matter hereof and, upon its effectiveness, supersedes any and all prior written or verbal employment agreements. This Agreement may not be modified except by a written instrument executed by both parties or their permitted successors in interest, if any.

                           (3)      Assignment.  This Agreement shall not be
assignable by any party hereto without the prior written consent of the other party, except that upon any merger, sale of all or a substantial portion of the assets of the Company to another or dissolution of the Company, this Agreement shall inure to the benefit of and be binding upon Executive and the purchasing, surviving or resulting company, partnership or corporation in the same manner and to the same extent as though such company, partnership or corporation were the Company. Subject to the preceding sentence, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors and assigns.

                           (4)      Counterparts.  This Agreement may be
executed in counterparts each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument. This Agreement shall be effective as of the date first above written despite the fact that various dates of execution by the parties hereto may differ therefrom.

                           (5)      Binding Arbitration.  All disputes under
this Agreement (other than those brought pursuant to Section F.(7) hereof) shall be settled in Los Angeles, California, before a

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single arbitrator pursuant to the rules of practice administered by the Judicial
Arbitration & Mediation Services, Inc. ("JAMS"). Arbitration may be commenced at any time by any party hereto giving written notice to the other party to the dispute that such dispute has been referred to arbitration under this Agreement. The arbitrator shall be selected by the joint agreement of the Executive and the Company, but if they do not so agree within twenty (20) days after the date of the notice referred to above, the selection shall be made pursuant to the rules from the panels of arbitrators maintained by JAMS. The arbitrator shall render his decision within 120 days of appointment. Any award rendered by the arbitrator shall be final, conclusive and binding upon the parties hereto; provided, however, that any such award shall be accompanied by a written opinion of the arbitrator giving the reasons for the award. This provision for arbitration shall be specifically enforceable by the parties and the decision of the arbitrator in accordance herewith shall be final, binding and conclusive and there shall be no right of appeal therefrom. Each party shall bear its own costs and expenses (including attorney's fees) and the costs and expenses of the arbitration shall be shared equally by the parties. The arbitrator shall not be permitted to award punitive damages under any circumstances.

                           (6)      Waiver.  No action taken pursuant to this
Agreement shall be deemed to constitute a waiver by the party taking such action of complete compliance on the representations, warranties, covenants and agreements contained herein. No waiver shall be binding unless in writing and signed by the person

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making the waiver. A waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach. Any party or parties may waive or modify performance of any act which is intended solely for their benefit as long as the party for whom such act is intended to benefit consents to such waiver or modification in writing.

                           (7)      Confidentiality. The Executive will hold
confidential all matters concerning the affairs of the Company, and the services under this Agreement, in the same manner and to the same standard of care that he would maintain regarding his own affairs. Without limiting the generality of the foregoing, the Executive:

                                    (a)     will not divulge any information
received by him during his employment concerning the financial or other affairs of the Company, all of which information will be treated by him in strict confidence and will not be divulged by the Executive to any person other than the Company; and

                                    (b)     acknowledges and agrees that all
books of account, documents, vouchers and other books or papers connected with the business of the Company will be the property of the Company, whether paid for by the Company or not, and will be turned over to the Company on the order of the Company or on termination of this Agreement as the case may be. The expiration or termination of this Agreement will not affect the obligations contained in this paragraph which obligations

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will continue to bind the Executive for an indefinite period following
Expiration or termination of this Agreement.

                                    (c)  Executive agrees that any breach of the
covenants contained in this Section F(7) would irreparably injure the Company. Accordingly, Executive agrees that the Company may, notwithstanding Section F(5) hereof, in addition to pursuing other remedies it may have in law or in equity, obtain an injunction against Executive from any court having jurisdiction over the matter restraining any further violation of this agreement by the Executive.

                           (8)      Miscellaneous.  If any portion of this
Agreement is held to be unreasonable, arbitrary or against public policy, the provisions of this Agreement shall be considered divisible both as to time and as to geographical areas; and each month of each year of the specified period shall be deemed to be a separate period of time. In the event any arbitrator determines the specified time period or geographical area to be unreasonable, arbitrary or against public policy, the lesser time period or geographical area which is determined to be reasonable, non-arbitrary and not against public policy may be enforced. Notwithstanding the foregoing, the Executive agrees to honor the terms of this Agreement for the time periods and areas specified herein and not to contest the enforceability of such periods or areas.

                           (9)      Applicable Law and Jurisdiction.   The
formation, construction and performance of this Agreement shall

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be construed in accordance with the laws of the State of
California.

                           (10)     No Third-Party Beneficiaries.  Nothing
herein expressed or implied is intended or shall be construed to confer upon or to give any person, other than the parties hereto, any rights or remedies under or by reason of this Agreement.

                           (11)     Retained Property.  Executive shall be
permitted during the term of this Agreement to purchase from the Company for cash any or all of the items listed on Exhibit A hereto at the then-current book value of such item or items as shown on the Company's books and records.


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                   IN WITNESS WHEREOF, the parties hereto have executed this
Agreement effective as of the date first above written.


                                            RH MORTUARY CORPORATION


                                            By:
                                               ________________________________
                                               Howard A. Lipson, President



                                            ___________________________________
                                            Dennis C. Poulsen
                                            ("Executive")


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                                  GUARANTEE

                  The Loewen Group Inc., a British Columbia corporation, hereby unconditionally guarantee the due and punctual payment and performance of all obligations of RH Mortuary Corporation under the foregoing Employment Agreement dated as of November 19, 1996, as the same may be amended, restated or otherwise modified from time to time.

                                            THE LOEWEN GROUP INC.

                                            By:
                                               _______________________________

                                            Name:
                                                 _____________________________

                                            Title:
                                                  ____________________________


                                            By:
                                               _______________________________

                                            Name:
                                                 _____________________________

                                            Title:
                                                  ____________________________




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                                  EXHIBIT A

          ITEMS THAT DENNIS C. POULSEN WILL BE ELIGIBLE TO PURCHASE



Item/Description

ROM machine

Rocking chair

Scroll-shape coffee table

Bronze elephants

Chinese decorative rug

Wall clock

Elephant phone table

Elephant hall table

Elephant stools

Remote (Idaho) MIS equipment, including furniture

"Flying Undertaker" model airplane

Paper rose wall sculpture

"Turner" colored engravings

Dario campanile "Rose & Iris" painting


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                                     A-1